Exhibit 99.3
University General Health System, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
Effective June 30, 2011, University General Health System, Inc. (“UGHS” or the “Company”), through wholly-owned subsidiaries, completed the acquisitions of TrinityCare Senior Living, LLC (“TrinityCare LLC”) and three senior living communities: Trinity Oaks of Pearland, Texas, Trinity Shores of Port Lavaca, Texas, and Trinity Hills of Knoxville, Tennessee (the “TrinityCare Facilities”). TrinityCare LLC was the manager and minority of the TrinityCare Facilities. TrinityCare LLC and the TrinityCare Facilities are collectively referred to as “TrinityCare”. Pursuant to the Asset Acquisition Agreements and the Purchase and Sale Agreement, dated as of June 28, 2011, among the Company and the respective sellers, the Company acquired 51% of the ownership interests of TrinityCare LLC and acquired all the assets and certain named liabilities of the TrinityCare Facilities. TrinityCare LLC continues as the manager of the TrinityCare Facilities following the acquisition.
The TrinityCare Facilities consist of three senior living communities, located in Texas and Tennessee. TrinityCare LLC is a developer of senior living communities and provides management services to the TrinityCare Facilities as well as an assisted living community and two memory care greenhouses in Georgia. The Company acquired TrinityCare to further its integrated regional diversified healthcare network.
The total purchase consideration for TrinityCare was approximately $16.5 million, consisting of: 1) $1.4 million cash, which was accrued at June 30, 2011, and is payable on or before September 30, 2011; 2) approximately $2.8 million in seller subordinated promissory notes payable over two years; and 3) the issuance by UGHS of 12,895,895 shares (the “Stock Consideration”) of its Common Stock, par value $0.01 per share (the “UGHS Common Stock”), valued at approximately $12.3 million, provided, that (a) 9,978,090 of such shares were delivered to Sellers on the Closing Date and (b) 2,917,805 of such shares (the “Escrow Shares”) were deposited into an escrow account. The Escrow Shares will be released to Sellers on the date that is one (1) year following the Closing Date based on the Earnings Before Interest, Depreciation, Amortization and Management Fees (“EBITDAM”) (determined in good faith by UGHS) generated by the assets acquired for the twelve months ending June 30, 2012. The Sellers have all risks and rewards of ownership of the Escrow Shares while held in escrow, including voting rights. As of the acquisition date, the Company believed the issuance of the Escrow Shares was probable and therefore recorded the approximate $2.8 million fair value of the Escrow Shares as of the date of acquisition.
The Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2011 combines the historical consolidated balance sheets of UGHS and TrinityCare, giving effect to the acquisition as if it had been consummated on June 30, 2011. The Unaudited Pro Forma Consolidated Statement of Income for the six months ended June 30, 2011 and for the year ended December 31, 2010 combines the historical consolidated statements of income of UGHS and TrinityCare, giving effect to the acquisition as if it had occurred on January 1, 2010. Certain reclassifications have been made to the historical financial statements of TrinityCare to conform to UGHS’s presentation. The unaudited pro forma consolidated financial statements should be read in conjunction with the:
•	Accompanying notes to the unaudited pro forma consolidated financial statements;

•	The Company’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011;

•
The Company’s separate historical audited consolidated financial statements and the related notes for the year ended December 31, 2010 included in the Current Report on Form 8-K/A (Amendment No. 1) dated June 14, 2011;

•
TrinityCare’s separate historical unaudited consolidated financial statements and related notes as of and for the six months ended June 30, 2011, included in this Current Report on Form 8-K as exhibit 99.2; and

•
TrinityCare’s separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2010, included in this Current Report on Form 8-K as exhibit 99.1.

The unaudited pro forma consolidated financial statements have been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statement of operations were made in that regard.
The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma consolidated financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.
The acquisition is being accounted for under the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations and uses the fair value concepts defined in ASC 820, Fair Value Measurement and Disclosures. The Company is considered the accounting acquirer. The acquisition method of accounting requires, among other things, that all assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The initial accounting for the business combination is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive measure and allocation. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial statements. Material revisions to the Corporation’s current estimates could be necessary as the valuation process is finalized.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands)

	June 30, 2011
	Historical		Pro Forma
	UGHS	TrinityCare	Adjustments			Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,477	$198,526	$			$200,003
Accounts receivable, net	14,670,804	45,863				14,716,667
Inventories	1,994,793	—				1,994,793
Receivables from related parties	621,860	—				621,860
Prepaid expenses and other assets	31,595	426,280				457,875

Total current assets	17,320,529	670,669				17,991,198

Investments in unconsolidated affiliates	115,000	—				115,000
Property and equipment, net	50,072,048	13,715,366				63,787,414
Goodwill	—	—		25,205,477	(b)	25,205,477
Other assets	392,912	342,756				735,668

Total assets	$67,900,489	$14,728,791		$25,205,477		$107,834,757

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$14,313,373	$637,009	$			$14,950,382
Payables to related parties	2,023,807	—				2,023,807
Accrued expenses	7,730,516	197,647				7,928,163
Accrued acquisition cost	—	—		1,407,546	(a)	1,407,546
Payable to Internal Revenue Service	3,329,091	—				3,329,091
Deferred revenue	—	267,575				267,575
Lines of credit	8,450,000	76,813				8,526,813
Notes payable, current portion	11,126,291	6,444,681				17,570,972
Notes payable to related parties, current portion	2,780,683	—		1,407,546	(a)	4,188,229
Capital lease obligations, current portion	7,849,141	—				7,849,141
Capital lease obligation to related party, current portion	218,067	—				218,067

Total current liabilities	57,820,969	7,623,725		2,815,092		68,259,786

Lines of credit	—	—
Notes payable, less current portion	258,553	12,055,780				12,314,333
Notes payable to related parties, less current portion	2,144,062	—		1,407,543	(a)	3,551,605
Capital lease obligations, less current portion	439,840	—				439,840
Capital lease obligation to related party, less current portion	30,925,148	—				30,925,148

Total liabilities	91,588,572	19,679,505		4,222,635		115,490,712

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock	3	—				3
Common stock	253,000	—		12,896	(a)	265,896
Additional paid in capital	25,668,249	—		12,238,204		37,906,453
Members’ capital	—	5,423,237		(5,423,237	)(c)	—
Shareholders’ receivables	(2,130,000)	—				(2,130,000)
Accumulated deficit	(47,479,335)	(8,887,922)		8,887,922	(c)	(47,479,335)

Total shareholders’ equity (deficit)	(23,688,083)	(3,464,685)		15,715,785		(11,436,983)

Noncontrolling interest	—	(1,486,029)		5,267,057	(d)	3,781,028

Total equity (deficit)	(23,688,083)	(4,950,714)		21,216,015		(7,655,456)

Total liabilities and shareholders’ equity (deficit)	$67,900,489	$14,728,791		$25,205,477		$107,834,757

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Six Months Ended June 30, 2011
	Historical		Pro Forma
	UGHS	TrinityCare	Adjustments			Consolidated

REVENUES
Net patient service revenue, net of contractual adjustments	$33,952,453	$3,683,078	$			$37,635,531
Other revenue	8,953	245,180				254,133

Total revenues	33,961,406	3,928,258				37,889,664

OPERATING EXPENSES
Salaries, benefits, and other employee costs	12,947,409	1,792,961				14,740,370
Medical supplies	6,263,841	—				6,263,841
Management fees	2,693,382	—				2,693,382
General and administrative expenses	7,656,234	1,213,939				8,870,173

Bad debt expense	625,150	—				625,150
Gain on extinguishment of liabilities	(1,464,345)	—				(1,464,345)
Depreciation and amortization	3,520,116	299,767				3,819,883

Total operating expenses	32,241,787	3,306,667				35,548,454

Operating income	1,719,619	621,591				2,341,210
Interest expense	(2,225,123)	(562,758)		(84,453	)(e)	(2,872,334)

Income (loss) before income tax	(505,504)	58,833		(84,453)		(531,124)
State income tax expense (benefit)	162,000	—				162,000

Net income (loss)	(667,504)	58,833		(84,453)		(693,124)

Net loss attributable to non-controlling interest	—	70,936				70,936

Net income (loss) attributable to Company	$(667,504)	$129,769		$(84,453)		$(622,188)

Net loss attributable to Company per common share — basic and diluted
Net loss per common share	$(0.00)					$(0.00)

Weighted average shares outstanding	214,080,503			12,895,895		226,976,398
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2010
	Historical		Pro Forma
	UGHS	TrinityCare	Adjustments			Consolidated

REVENUES
Net patient service revenue, net of contractual adjustments	$55,929,507	$7,030,385	$			$62,559,892
Other revenue	205,042	147,965				353,007

Total revenues	56,134,549	7,178,350				63,312,899

OPERATING EXPENSES
Salaries, benefits, and other employee costs	19,902,304	3,297,297				23,199,601
Medical supplies	11,314,219	—				11,314,219
Management fees	2,597,546	—				2,597,546
General and administrative expenses	11,347,868	2,830,201				14,178,069
Bad debt expense	2,939,321	31,061				2,970,382
Gain on extinguishment of liabilities	(2,781,917)	—				(2,781,917)
Depreciation and amortization	6,952,007	588,032				7,540,039

Total operating expenses	52,271,348	6,746,591				59,017,939

Operating income	3,863,201	431,759				4,294,960
Interest expense	(4,782,168)	(1,162,734)		(168,906	)(e)	(6,113,808)

Loss before income tax	(918,967)	(730,975)		(168,906)		(1,818,848)
State income tax expense (benefit)	300,000	—				300,000

Net loss	(1,218,967)	(730,975)		(168,906)		(2,118,848)

Net loss attributable to non-controlling interest	—	(287,931)				(287,931)

Net loss attributable to Company	$(1,218,967)	$(443,044)		$(168,906)		$(1,830,917)

Net loss attributable to Company per common share — basic and diluted
Net loss per common share	$(0.02)					$(0.02)

Weighted average shares outstanding	91,422,464			12,895,895		104,318,359
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
The acquisition method of accounting under U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of University General Health System, Inc. (“UGHS” or the Company”)
Note 2 — TrinityCare Acquisition
For purposes of this pro forma analysis, assets acquired and liabilities assumed are recognized based on an estimate of their fair value as of the acquisition date. The estimated fair values were determined based on management’s best estimates at the time of this filing. The accounting for the TrinityCare acquisition will be adjusted upon completion of the Company’s valuation of the related assets and liabilities of the business. Any deferred taxes or deferred tax liabilities will be recognized upon the completion of these valuations, if applicable. The preliminary allocation of the approximate $16.5 million purchase price to assets and liabilities based upon fair value determinations was as follows (in thousands):

Current assets	$671
Property and equipment	13,715
Other noncurrent assets	343
Accounts payable and accrued expenses	(834)
Deferred revenue	(268)
Notes payable and line of credit	(18,577)
Goodwill	25,205

Total fair value of net assets acquired	20,255
Fair value of non-controlling interest	(3,781)

Purchase consideration	$16,474

Note 3 — Pro Forma Adjustments
The following reclassifications and pro forma adjustments have been made in the Unaudited Pro Forma Condensed Consolidated Balance Sheet. There were no balances and transactions between UGHS and TrinityCare at the dates and for the periods of these pro forma condensed consolidated financial statements.

(a)
Represents purchase consideration consisting of: 1) $1.4 million cash, which was accrued at June 30, 2011, and is payable on or before September 30, 2011; 2) approximately $2.8 million in seller subordinated promissory notes payable over two years; and 3) the issuance by UGHS of 12,895,895 shares (the “Stock Consideration”) of its Common Stock, par value $0.01 per share (the “UGHS Common Stock”), valued at approximately $12.3 million, provided, that (a) 9,978,090 of such shares were delivered to Seller on the Closing Date and (b) 2,917,805 of such shares (the “Escrow Shares”) were deposited into an escrow account.

(b)
To reflect the estimated amount of goodwill resulting from the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired. UGHS acquired TrinityCare to further its integrated regional diversified healthcare network, which is among the factors that contributed to a purchase price for the TrinityCare acquisition that resulted in the recognition of goodwill.

(c)	To reflect elimination of TrinityCare’s historical accumulated deficit and members’ equity.

(d)	To reflect elimination of TrinityCare’s historical non-controlling interest of ($1,607,591) and to reflect the non-controlling interest of $3,781,028 resulting from the TrinityCare acquisition.

(e)	To reflect increase in interest expense in connection with seller subordinated promissory notes issued to complete the TrinityCare acquisition.
Note 4 — Loss per Share
UGHS basic and diluted pro forma loss per share was calculated based on the unaudited pro forma consolidated net loss and the weighted average number of shares outstanding during the reporting periods. The consolidated entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net loss and shares used in computing the net loss per share for the year ended December 31, 2010 and the six months ended June 30, 2011 is based on UGHS’s historical weighted average common shares outstanding during the respective periods. The effect of the additional shares of UGHS common stock issued as part of the Company’s acquisition of TrinityCare has been included for purposes of presenting pro forma net loss per share.
Note 5 — UGHS Balance Sheet Reconciliation
On June 30, 2011, the Company completed its acquisition of TrinityCare. Also effective June 30, 2011, the Company acquired specialized health care billing, coding and other revenue cycle management companies, Autimis, LLC and Autimis Medical Billing, LLC, collectively “Autimis.” The Company’s unaudited condensed consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 included the acquisitions of TrinityCare and Autimis, as the Company has included the financial results of TrinityCare and Autimis in its consolidated financial statements beginning June 30,2 011. The following table presents the balance sheet as of June 30, 2011 for the Company just prior to the June 30, 2011 acquisitions and the fair value of the assets acquired and liabilities assumed in connection with the acquisitions of both TrinityCare and Autimis and purchase consideration related to these acquisitions.

	June 30, 2011
			Consolidated
	UGHS	Acquired entities	UGHS

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,477	$198,526	$200,003
Accounts receivable, net	14,670,804	589,907	15,260,711
Inventories	1,994,793	—	1,994,793
Receivables from related parties	621,860	—	621,860
Prepaid expenses and other assets	31,595	426,280	457,875

Total current assets	17,320,529	1,214,713	18,535,242

Investments in unconsolidated affiliates	115,000	—	115,000
Property and equipment, net	50,072,048	13,789,577	63,861,625
Goodwill	—	33,365,278	33,365,278
Other assets	392,912	515,363	908,275

Total assets	$67,900,489	$48,884,931	$116,785,420

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$14,313,373	$864,235	$15,177,608
Payables to related parties	2,023,807	—	2,023,807
Accrued expenses	7,730,516	412,001	8,142,517
Accrued acquisition cost	—	1,407,546	1,407,546
Payable to Internal Revenue Service	3,329,091	—	3,329,091
Deferred revenue	—	267,575	267,575
Lines of credit	8,450,000	—	8,450,000
Notes payable, current portion	11,126,291	7,743,824	18,870,115
Notes payable to related parties, current portion	2,780,683	—	2,780,683
Capital lease obligations, current portion	7,849,141	—	7,849,141
Capital lease obligation to related party, current portion	218,067	—	218,067

Total current liabilities	57,820,969	10,695,181	68,516,150

Lines of credit	—	—	—
Notes payable, less current portion	258,553	13,877,621	14,136,174
Notes payable to related parties, less current portion	2,144,062	—	2,144,062
Capital lease obligations, less current portion	439,840	—	439,840
Capital lease obligation to related party, less current portion	30,925,148	—	30,925,148

Total liabilities	91,588,572	24,572,802	116,161,374

COMMITMENTS AND CONTINGENCIES	—	—	—

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock	3	—	3
Common stock	253,000	21,896	274,896
Additional paid in capital	25,668,249	20,509,205	46,177,454
Shareholders’ receivables	(2,130,000)	—	(2,130,000)
Accumulated deficit	(47,479,335)	—	(47,479,335)

Total shareholders’ equity (deficit)	(23,688,083)	20,531,101	(3,156,982)

Noncontrolling interest	—	3,781,028	3,781,028

Total equity (deficit)	(23,688,083)	24,312,129	624,046

Total liabilities and shareholders’ equity (deficit)	$67,900,489	$48,884,931	$116,785,420